UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 13, 2012

Commission File No. 001-34269

Sharps Compliance Corp.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500 Houston, Texas 77054
(Address Of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(713) 432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.02	Termination of a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits
SIGNATURES INDEX TO EXHIBITS Press Release

Item 1.02. Termination of a Material Definitive Agreement.

On January 13, 2012, Sharps Compliance Corp. (the "Company", "we") was notified by a department of the U. S. Government, acting on behalf of the Division of Strategic National Stockpile ("DSNS"), that the maintenance contract between the Company and the DSNS dated January 29, 2009, pursuant to which the Company managed Sharps®MWMS™ inventory for the DSNS will not be renewed for the third option year (beginning February 1, 2012) and that the contract would be terminated effective January 31, 2012. This non-renewal was preceded by a letter dated December 2, 2011 advising the Company of the U.S. Government's intent to exercise the third option year. On January 17, 2012, the Company issued a press release announcing the non-renewal notice. A copy of the press release is attached as Exhibit 99.1.

In February 2009, the Company signed a five year contract (one year, plus four option years) with a major U.S. government agency for a $40 million program to provide our comprehensive Medical Waste Management System™, or Sharps®MWMS™, which is a rapid-deployment solution offering designed to provide medical waste collection, storage and treatment in the event of natural disasters, pandemics, man-made disasters, or other national emergencies. Sharps®MWMS™ is unique in that the solution also offers warehousing, inventory management, training, data and other services necessary to provide a comprehensive solution. We received a purchase order for $28.5 million ($6.0 million of which was recognized in fiscal year 2009, and $22.5 million was recognized in the first half of fiscal year 2010). In January 2010, we were awarded the first option year (ending January 31, 2011) valued at approximately $1.6 million which was recognized from February 1, 2010 through January 31, 2011. In January 2011, we were awarded the second option year (ending January 31, 2012) valued at approximately $3.0 million and is to be recognized from February 1, 2011 through January 31, 2012. The remaining two option years were expected to be approximately $3.0 million per contract year.

Although not stated in the notice provided by the U.S. Government, the Company believes the action is part of a budget reduction program being implemented by the DSNS. The Company did not incur early termination penalties as a result of the U.S. Government not renewing the maintenance contract for the third option year.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Information
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits
	Exhibit	Description
	99.1	Press Release, dated January 17, 2012.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharps Compliance Corp.
	By:	/s/ DIANA P. DIAZ Diana P. Diaz Vice President and Chief Financial Officer
Date: January 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated January 17, 2012.